THE CLASS B WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (VANCOUVER TIME) ON OCTOBER 15, 1997.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. ACT"), AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE THEREOF, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR ITS TERRITORIES OR POSSESSIONS OR TO A CITIZEN, RESIDENT OR NATIONAL OF THE UNITED STATES DURING THE 40 DAY PERIOD COMMENCING ON THE DATE OF ISSUANCE OF THE SECURITIES REPRESENTED HEREBY UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE U.S. ACT OR PURSUANT TO AN EXEMPTION FROM THE U.S. ACT.

                               CLASS B WARRANTS

                          SEVEN SEAS PETROLEUM INC.
                       Suite 960 Three Post Oak Central
                           1990 Post Oak Boulevard
                                Houston, Texas
                                    77056

       (Incorporated under the laws of the Province of British Columbia)

Class B WARRANT             ___________ Class B WARRANTS
CERTIFICATE NO. _________               one such warrant entitling the holder to
                                        purchase 1 Common Share at a price of
                                        U.S. $18.50 per Common Share on or
                                        before October 15, 1997.

THIS IS TO CERTIFY THAT _____________________________________ (herein called the
"holder") is entitled to acquire in the manner herein provided, subject to the restrictions herein contained, during the period commencing on the date hereof and ending at 5:00 p.m. (Vancouver time) on October 15, 1997 (the "Expiry Date"), the number of fully paid and non-assessable common shares ("Common Shares") without nominal or par value of Seven Seas Petroleum Inc. ("the Corporation") as set forth above.

Such right to purchase Common Shares may only be exercised by the holder hereof within the time hereinbefore set out by:

      (a) duly completing in the manner indicated and executing the Exercise Form attached hereto; and

      (b) surrendering this Class B Warrant Certificate to Montreal Trust Company of Canada (the "Trustee") at the principal office of the Trustee in the City of Vancouver, British Columbia; and

      (c) payment by cash or certified cheque or money order in lawful monies of the United States of America, payable to or to the order of the Corporation in the amount of EIGHTEEN DOLLARS AND FIFTY CENTS ($18.50), for each Common Share to be purchased until the Expiry Date (the "Exercise Price") at the principal office of the Trustee in the City of Vancouver, British Columbia.

These Class B Warrants shall be deemed to be so surrendered only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

Upon such surrender, the person or persons in whose name or names the Common Shares issuable upon exercise of the Class B Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) the holder or holders of record of such Common Shares and the Corporation covenants that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Common Shares to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.

The registered holder of these Class B Warrants may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Class B Warrants represented by this Class B Warrant Certificate and in such event shall be entitled to receive a new Class B Warrant Certificate in respect of the balance of the Common Shares which may be acquired.

To the extent that the Class B Warrants represented by this Class B Warrant Certificate confer the right to acquire a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with an additional Class B Warrant or Class B Warrants which in the aggregate entitle the holder to acquire a whole number of Common Shares. No fractional Common Shares will be issued.

The Class B Warrants represented by this Class B Warrant Certificate are issued under and pursuant to a Class B Warrant indenture (herein called the "Indenture") made as of October 15, 1996, between the Corporation and the Trustee (which expression shall include any successor trustee appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Class B Warrants and the terms and conditions upon which such Class B Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, and to all of which provisions the holder of these Class B Warrants by acceptance hereof assents.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement, an adjustment shall be made to the terms of the Class B Warrants such that the holders thereof, upon exercise of any Class B Warrants following the completion of any of the above noted events, will be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Class B Warrants immediately prior to such event.

The registered holder of this Class B Warrant Certificate may at any time prior to the Expiry Date of the Class B Warrants, upon surrender hereof to the Trustee at its principal office in the City of Vancouver, British Columbia and payment of the charges provided for in the Indenture, exchange this Class B Warrant Certificate for other Class B Warrant Certificates evidencing Class B Warrants entitling the holder to acquire in the aggregate the same number of Common Shares as may be acquired under this Class B Warrant Certificate.

The holding of the Class B Warrants evidenced by this Class B Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Indenture contains provisions making binding upon all holders of Class B Warrant Certificates outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of Class B Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Class B Warrant Certificates.

The Class B Warrants evidenced by this Class B Warrant Certificate may not be transferred or assigned.

This Class B Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

Time shall be of the essence hereof.

Words and phrases defined in the Indenture where used in this Class B Warrant Certificate shall be given the meanings ascribed thereto in the Indenture unless otherwise defined herein.

IN WITNESS WHEREOF the Corporation has caused this Class B Warrant Certificate to be signed by its duly authorized officers effective as of October 15, 1996.

                            SEVEN SEAS PETROLEUM INC.

                                       Per:

                                       Per:                               c/s

Countersigned by:

MONTREAL TRUST COMPANY OF CANADA
TRUSTEE

By:
      Authorized Signature

                                 EXERCISE FORM

TO:   MONTREAL TRUST COMPANY OF CANADA

The undersigned hereby exercises the right to acquire _________________ Common Shares without nominal or par value of Seven Seas Petroleum Inc. (or such number of other securities or property to which such Class B Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture mentioned in the Class B Warrant Certificate) according to the terms of the Indenture mentioned in the Class B Warrant Certificate.

Such securities or property are to be issued as follows:

NAME:

ADDRESS IN FULL:

DATED this        day of                     , 19     .

SIGNATURE GUARANTEED                            SIGNATURE

(BY A CANADIAN CHARTERED BANK, TRUST
COMPANY OR A MEMBER OF THE VANCOUVER,           (PRINT FULL NAME)
TORONTO, MONTREAL OR NEW YORK STOCK
EXCHANGES)

                                                (PRINT FULL ADDRESS)

INSTRUCTIONS:

The registered holder may exercise his right to acquire Common Shares by completing the above form, surrendering this Class B Warrant Certificate and paying the Exercise Price to Montreal Trust Company of Canada at its principal office in Vancouver, British Columbia. For the protection of the holder, it would be prudent to register if forwarding by mail. Certificates for Common Shares will be delivered or mailed as soon as practicable after the exercise of the Class B Warrants. The rights of the registered holder cease if the Class B Warrants are not exercised prior to 5:00 p.m. (Vancouver time) on the Expiry Date. If any of the Common Shares subscribed for are to be issued to a person or persons other than the registered holder, the signature of the registered holder must be guaranteed by a Canadian chartered bank, trust company or by a member of the Vancouver, Toronto, Montreal or New York stock exchanges.